Contact:	Mark Thomson, CFO
(757) 766-4224

FOR IMMEDIATE RELEASE

Measurement Specialties to Present at Three Investor Conferences in New York City during Week of January 11, 2010

Hampton, VA, January 8, 2010 – Measurement Specialties, Inc. (NASDAQGS: MEAS), a global designer and manufacturer of sensors and sensor-based systems, is pleased to announce that it will be presenting at the following three investor conferences in New York City during the week of January 11th, 2010:

•	The Sidoti & Company “First 2010 Micro Cap Conference” on January 11, 2010 at the Grand Hyatt Hotel
•	The “12th Annual Needham Growth Stock Conference” on January 12th at the New York Palace Hotel
•	The CJS Securities “10th Annual “New Ideas for the New Year Conference” on January 14th at the Four Seasons hotel.

Please visit the Company’s website at http://www.meas-spec.com to view the latest investor presentation located in Investor Relations Section.

About Measurement Specialties:  Measurement Specialties, Inc. (MEAS) designs and manufactures sensors and sensor-based systems to measure precise ranges of physical characteristics such as pressure, temperature, position, force, vibration, humidity and photo optics.  MEAS uses multiple advanced technologies – piezo-resistive silicon sensors, application-specific integrated circuits, micro-electromechanical systems (“MEMS”), piezoelectric polymers, foil strain gauges, force balance systems, fluid capacitive devices, linear and rotational variable differential transformers, electromagnetic displacement sensors, hygroscopic capacitive sensors, ultrasonic sensors, optical sensors, negative thermal coefficient (“NTC”) ceramic sensors and mechanical resonators – to engineer sensors that operate precisely and cost effectively.

Measurement Specialties Inc.     •     1000 Lucas Way     •     Hampton, VA  23666     •     www.meas-spec.com